UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

DECISIONPOINT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive

Irvine, CA 92618

(Address of principal executive offices) (Zip code)

(949) 465-0065

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 30, 2015, DecisionPoint Systems, Inc. (the “Company”), through its wholly owned subsidiary, DecisionPoint Systems, International, Inc., agreed and completed the sale of all the issued and outstanding capital stock of CMAC, Inc. (“CMAC”) to CMAC Purchaser, LLC (“Purchaser”), Bryan E. Moss (“Moss”) and Byron M. Allen (“Allen” and, together with Purchaser and Moss, the “Purchaser Parties”).

The Purchaser Parties and the Company agreed to an aggregate purchase price of $650,000 (“Purchase Price”) for the issued and outstanding capital stock of CMAC, which was satisfied, fully and completely by, the assumption by the buyers of accrued liabilities and accounts payable of CMAC, Inc.

The Company and the Purchaser Parties additionally agreed that the employment agreement dated as of December 31, 2010 by and between Moss and the Company, as hereto amended, was automatically terminated and that no party would have any further obligation under that certain stock purchase agreement dated as of December 23, 2010 by and among the Company, Moss and Allen, among others, pursuant to which the Company originally purchased CMAC from Moss and Allen.

Pursuant to the agreement, the Company and the Purchaser Parties will indemnify one another for any inaccuracy in or breach of any of the representations or warranties contained in the purchase agreement, among other things.

The purchase is subject to certain post-closing adjustments.

The Company issued a press release announcing the sale of CMAC. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release dated July 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: July 8, 2015	By:	/s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer

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